UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2011

CITADEL BROADCASTING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-31740	51-0405729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7690 W. Cheyenne Avenue, Suite 220

Las Vegas, Nevada 89129

(Address of Principal executive offices, including Zip Code)

(702) 804-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

Effective February 1, 2011, Hilary E. Glassman was appointed as Senior Vice President and General Counsel of Citadel Broadcasting Corporation (the “Company”).

Employment Agreement

In connection with her appointment, on February 1, 2011 (the “Effective Date”), the Company entered into an employment agreement with Ms. Glassman (the “Employment Agreement”), substantially similar to the form of employment agreements the Company maintains with its other executive officers and previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on June 9, 2010. The following is a summary of the material terms of the Employment Agreement.

Ms. Glassman’s Employment Agreement has a three year term and is subject to automatic one year extensions unless either party provides prior written notice of her or its intention not to extend the term of employment under the agreement. Under her Employment Agreement, Ms. Glassman is entitled to receive an annual base salary equal to $400,000, and an annual performance-based bonus. Her target bonus for 2011 is $200,000. Ms. Glassman is also entitled to participate in the Company’s health and welfare benefit plans. Within 30 days following the Effective Date, but in no event later than the next regularly scheduled meeting of the compensation committee of the board of directors of the Company, Ms. Glassman is also entitled to receive restricted shares of the Company’s Class A common stock (or any security issued by the Company or any successor in exchange or in substitution therefore) with a fair market value as of the date of the grant equal to $300,000, with the restrictions lapsing in three equal annual installments commencing on the first anniversary of the grant date. Ms. Glassman is also entitled to a one-time cash bonus of $100,000 payable in a lump sum within 5 days after the Effective Date.

In the event Ms. Glassman’s employment is terminated without “Cause” or for “Good Reason” (each as defined in her Employment Agreement), Ms. Glassman is entitled to (i) all accrued but unpaid amounts due and owing to her (the “Accrued Benefits”), (ii) a lump sum payment of a pro rata portion of the annual bonus that she would have received for the year of her termination of employment (based on the number of days she was employed during the calendar year in which such termination of employment occurs), (iii) a lump sum payment equal to (x) her annual base salary and (y) target bonus for the year in which such termination of employment occurs, (iv) continued participation in the Company’s health and welfare benefits for herself and her covered dependents for 24 months and (v) accelerated vesting of all outstanding equity awards (and to the extent that Ms. Glassman holds stock options or stock appreciation rights, such options or rights will remain outstanding and exercisable for the shorter of two years following the date of termination and the expiration of the original term of the award(s)). All such payments, other than the Accrued Benefits, are subject to Ms. Glassman’s execution of a general release of claims in favor of the Company.

Ms. Glassman is also subject to customary restrictive covenants, including non-disclosure of confidential information, non-solicitation of employees, and noncompetition. Generally, Ms. Glassman is bound by these covenants only during the term of her employment (non-disclosure of confidential information continues after the term of her employment); provided the Company may, at its option, elect to pay Ms. Glassman’s continued base salary for an additional 12 months following her termination by the Company for Cause or by Ms. Glassman without Good Reason, in which case these covenants will continue to apply during such 12-month period.

A form of employment agreement was previously filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on June 9, 2010 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 2, 2011, the Company issued a press release announcing Hilary E. Glassman’s appointment as Senior Vice President and General Counsel. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K under this heading, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 10.1	Form of Employment Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on June 9, 2010)

Exhibit 99.1	Press release dated February 2, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL BROADCASTING CORPORATION

Date: February 2, 2011	By:	/s/ Randy L. Taylor
		Name:	Randy L. Taylor
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Form of Employment Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on June 9, 2010)

Exhibit 99.1	Press release dated February 2, 2011